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                                                                   Exhibit 23.22
                                                                   -------------



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-48100) and related Prospectus of Earthlink, Inc. for the registration of 164,388 shares of EarthLink, Inc.'s common stock and to the incorporation by reference therein of our report dated May 13, 1999, with respect to the financial statements of JPS.Net Corporation included in the Annual Report (Form 10-K) of OneMain.com, Inc. for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP


McLean, VA
November 10, 2000